UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2022

Shockwave Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5403 Betsy Ross Drive
Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)
(510) 279-4262
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 19, 2022, Shockwave Medical, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the several lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), Wells Fargo Bank, National Association, as swingline lender and an issuing lender, Wells Fargo Securities, LLC and Silicon Valley Bank, as joint lead arrangers and joint bookrunners, and Silicon Valley Bank, as syndication agent. The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $175,000,000, and replaces the Company’s Loan and Security Agreement, dated as of February 26, 2018 (as amended by the First Amendment to the Loan and Security Agreement, dated as of February 11, 2020, the “SVB Credit Agreement”), by and between the Company and Silicon Valley Bank, pursuant to which the Company had a term loan facility in an aggregate principal amount of $16,500,000.

Concurrently with entering into the Credit Agreement, the Company prepaid in full all outstanding amounts under the term loan under the SVB Credit Agreement and terminated the credit facility under the SVB Credit Agreement. The Company continues to have letters of credit issued by Silicon Valley Bank in the face amount of $1.7 million outstanding, which under the terms of the Credit Agreement, are deemed to have been issued pursuant to the Credit Agreement.

Pursuant to the terms of the Credit Agreement, revolving loans may be borrowed, repaid and reborrowed until the maturity date, which will be the earliest to occur of (i) October 19, 2027, (ii) the date of termination of the entire Revolving Credit Commitment (as defined in the Credit Agreement) as a result of the reduction, at the Company’s request, of the entire Revolving Credit Commitment to zero and (iii) the date of termination of the Revolving Credit Commitment pursuant to notice delivered by the Administrative Agent to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), at which time all amounts borrowed must be repaid. Revolving loans may be prepaid and revolving loan commitments may be permanently reduced by the Company in whole or in part, without penalty or premium.

As of October 20, 2022, the Company had an aggregate of $25 million of revolving loans outstanding under the Credit Agreement.

Subject to the terms and conditions set forth in the Credit Agreement, the Company will have the right to request increases to the Revolving Credit Commitment in an amount not to exceed the greater of (x) $100 million and (y) the Company’s consolidated EBITDA for the four quarter period most recently ended prior to the date of such increase.

Revolving loans under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either (i) a floating rate per annum equal to the base rate plus a margin ranging from 0.00% to 1.00% depending on the Company’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) or (ii) the applicable secured overnight financing rate (“SOFR”), plus a margin ranging from 1.00% to 2.00%, depending on the Company’s Consolidated Total Net Leverage Ratio. Swingline loans under the Credit Agreement will bear interest at a floating rate per annum equal to the base rate plus a margin ranging from 0.00% to 1.00% depending on the Company’s Consolidated Total Net Leverage Ratio. Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the applicable interest rates are increased by 2.0% per annum and all accrued and unpaid interest will be due and payable on demand of the Administrative Agent. The base rate is defined as the highest of (i) the Administrative Agent’s announced prime rate, (ii) the federal funds rate plus 0.50% and (iii) the applicable SOFR for a one-month tenor in effect on such day plus 1.00%. Loans based on the base rate will be made only to domestic borrowers and denominated in U.S. Dollars.

Under the Credit Agreement, the Company will pay to the Administrative Agent, for the account of each revolving Lender, a commitment fee on a quarterly basis based on amounts committed but unused under the revolving facility ranging from 0.20% to 0.30% per annum, depending on the Company’s Consolidated Total Net Leverage Ratio. The Company is also obligated under the Credit Agreement to pay the Administrative Agent and the Lenders fees customary for credit facilities of this size and type.

Under the Credit Agreement, the Company must comply with a maximum Consolidated Total Net Leverage Ratio financial covenant, tested quarterly, which requires the Company not to exceed a maximum leverage ratio of 3.50:1.00, subject to a step-up to 4.00:1.00 at the election of the Company for four quarters following certain material acquisitions, as more fully described in the Credit Agreement. The Credit Agreement also includes customary affirmative and restrictive covenants, including covenants relating to the incurrence of additional debt or liens, investments, transactions with affiliates, delivery of financial statements, payment of taxes, maintenance of insurance, dispositions of property, and mergers and acquisitions, among other customary covenants. The Credit Agreement also restricts the Company from paying dividends or making distributions or payments on its capital stock subject to limited exceptions. The Credit Agreement also includes customary representations and warranties, events of default and termination provisions. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

Certain of the Lenders and their respective affiliates have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing summary and description of the provisions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of an Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of October 19, 2022, by and among Shockwave Medical, Inc., as Borrower, the Lenders referred to therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an Issuing Lender, Wells Fargo Securities, LLC, and Silicon Valley Bank, as Joint Lead Arrangers and Joint Bookrunners, and Silicon Valley Bank, as Syndication Agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: October 20, 2022	By:	/s/ Daniel K. Puckett
Daniel K. Puckett
Chief Financial Officer